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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

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
                                                                        JURISDICTION OF
SUBSIDIARY                                   DBA                        INCORPORATION
----------                                   ---                        ---------------
Alaska Communications Systems Holdings, Inc.                            Delaware
ACS of the Northland, Inc.                   ACS, ACS Local Service     Alaska
ACS of Alaska, Inc.                          ACS, ACS Local Service     Alaska
ACS of Fairbanks, Inc.                       ACS, ACS Local Service     Alaska
ACS of Anchorage, Inc.                       ACS, ACS Local Service     Delaware
ACS Wireless, Inc.                           ACS Wireless               Alaska
ACS Long Distance, Inc.                      ACS, ACS Long Distance     Alaska
ACS Television, Inc                                                     Alaska
ACS Internet, Inc.                                                      Delaware
ACS Messaging, Inc.                                                     Alaska
ACS InfoSource, Inc.                                                    Alaska
ACS of Alaska License Sub, Inc.                                         Alaska
ACS of the Northland License Sub, Inc.                                  Alaska
ACS of Fairbanks License Sub, Inc.                                      Alaska
ACS of Anchorage License Sub, Inc.                                      Alaska
ACS Wireless License Sub, Inc.                                          Alaska
ACS Long Distance License Sub, Inc.                                     Alaska
ACS Television License Sub, Inc.                                        Alaska
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